Exhibit 10.1

Execution Version

WAIVER AND AMENDING AGREEMENT

This WAIVER AND AMENDING AGREEMENT is made as of the 10th day of February, 2026 (the “Amending Agreement”).

AMONG:

CORDOBA MINERALS CORP., a corporation existing under the laws of the Province of British Columbia;

(“Cordoba”)

AND:

CORDOBA MINERALS HOLDINGS LTD., a corporation existing under the laws of Barbados;

(“Cordoba Barbados”)

AND:

VERITAS RESOURCES AG, a corporation existing under the laws of Switzerland;

(“Buyer”)

AND:

JCHX MINING MANAGEMENT CO., LTD., a company existing under the laws of the PRC;

(“JCHX”)

AND:

NAIPU MINING MACHINERY, a corporation existing under the laws of the PRC;

(“Naipu”)

AND:

PIA GLOBAL LIMITED, a corporation existing under the laws of the Hong Kong S.A.R.;

(“PIA”)

AND:

HONG KONG ZHONGAN INDUSTRY DEVELOPMENT CO., LIMITED, a corporation existing under the laws of Hong Kong S.A.R.

(“Zhongan”)

(each of the above hereinafter collectively referred to as the “Parties” and individually as a “Party”).

WHEREAS Cordoba and Cordoba Barbados, on May 7, 2025, submitted a commercial sale offer (the “Commercial Sale Offer Alacrán 1/2025”) to Buyer, JCHX, Naipu, PIA, and Zhongan (together, the “Commercial Sale Offer Alacrán 1/2025 Offerees”) for the sale of shares of Minerales Cordoba S.A.S. and Exploradora Córdoba S.A.S. and the assignment and sale of accounts receivables from Cordoba Barbados to the Commercial Sale Offer Alacrán 1/2025 Offerees;

AND WHERAS the Commercial Sale Offer Alacrán 1/2025 Offerees, on May 8, 2025, issued a purchase order (“Commercial Sale Offer Alacrán 1/2025 Purchase Order” and together with the Commercial Sale Offer Alacrán 1/2025, the “Framework Agreement”) as acceptance of the Commercial Sale Offer Alacrán 1/2025 and its Exhibit A (Terms and Conditions);

AND WHEREAS through the issuance of the Commercial Sale Offer Alacrán 1/2025 Purchase Order, the Commercial Sale Offer Alacrán 1/2025 Offerees agreed to the transactions under the Commercial Sale Offer Alacrán 1/2025 (the “Transaction”), and to the execution of the operations and obligations described in Exhibit A (Terms and Conditions) of the Commercial Sale Offer Alacrán 1/2025;

AND WHEREAS the Parties now wish to amend the Framework Agreement such that Naipu and Zhongan will no longer be Parties to the Framework Agreement;

AND WHEREAS the Parties also wish to irrevocably waive: (i) the mutual condition precedent that the EIA is approved by the Autoridad Nacional de Licencias Ambientales set out in subsection 8.3(i) of the Framework Agreement (the “EIA Condition”) to the extent it is not satisfied on the Closing Date, and (ii) the condition set out in section 8.1(c) of the Framework Agreement;

AND WHEREAS the Parties also wish to irrevocably waive the 10 Business Day period between the satisfaction of the conditions set out in sections 8.1, 8.2, and 8.3 and Closing as set out in section 9.1 of the Framework Agreement, such that the Closing will occur on the Closing Date in accordance with the terms of this Amending Agreement;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties:

ARTICLE 1

AMENDMENTS

1.1	Removal of Naipu and Zhongan

(a)	The Parties hereby agree that, with effect from the date of this Amending Agreement, and subject to the ongoing obligations in 1.1(b) below, both Naipu and Zhongan will no longer be Parties to the Framework Agreement.

(b)	All rights and obligations of Naipu and Zhongan under the Framework Agreement shall terminate as of the date of this Amending Agreement, except as follows:

(i)	each of Naipu and Zhongan shall continue to be bound by the confidentiality obligations set out in Part 13 of the Framework Agreement, which shall survive its withdrawal as a Party, as applicable; and

(ii)	each of Naipu and Zhongan shall remain liable for any breaches of the Framework Agreement or other obligations, if any, it had occurring, arising from or relating to events prior to the date hereof, including, without limitation, the Buyer Parties indemnification obligations pursuant to Section 11.3 of the Framework Agreement.

The provisions of the Framework Agreement as amended by this Amending Agreement shall continue in full force and effect among the remaining Parties, mutatis mutandis, as if Naipu and Zhongan had never been Parties to the Framework Agreement.

(c)	As a result of the removal of Naipu and Zhongan as Parties, all references to Naipu, Naipu Singapore and Zhongan are hereby deleted in their entirety, including, but not limited to, Recital I, Subsections 1.1(r), 1.1(w), 1.1(uuuu), 1.1(vvvv), 1.1(wwww), 1.1(bbbbb), 1.1 (aaaaaa), 7.3(a)(ii), 7.3(a)(iv), 7.3(c), 7.3(h), 8.1(c), 8.3(g), 11.3, 13.3, 15.1(b), and all other necessary changes to the Framework Agreement are hereby deemed to be made, mutatis mutandis.

1.2	Amendment to Recital I

(a)	Paragraph I of the Recital of the Framework Agreement is hereby deleted in its entirety and replaced with the following:

“I. As of the date of this Agreement, the Buyer is owned 100% by Conest Resources Limited (“Conest”), a wholly owned subsidiary of JCHX. On or before entering into this Agreement, the Buyer, Conest PIA and certain other parties have entered into a share subscription agreement (the “Buyer Subscription Agreement”), according to which and subject to the terms and conditions therein as amended by the parties thereto, the Buyer will increase its ordinary share capital and allot such shares to Conest and PIA, and the Buyer will be owned 97.5% and 2.5% respectively by each of Conest and PIA.”

1.3	Amendments to Section 1.1

(a)	Subsection 1.1(w) is hereby deleted in its entirety and replaced with the following:

“1.1(w) “Buyer” means Veritas Resources AG, a corporation existing under the laws of Switzerland.”

(b)	Subsection 1.1(aaaaa) is hereby deleted in its entirety and replaced with the following:

“1.1(aaaaa) “Outside Date” means March 10th, 2026, or such other date the Cordoba Parties and the Buyer mutually agree in writing.”

(c)	Subsection 1.1(kkkkk) is hereby deleted in its entirety and replaced with the following:

“1.1(kkkkk) “Purchase Price” means US$128,000,000."

(d)	Subsections 1.1(jj), 1.1(kk), 1.1(oo), 1.1(pp), 1.1(qq) and 1.1(fff) of the Framework Agreement are hereby deleted in their entirety and replaced with the following:

“1.1(jj) Reserved.

1.1(kk) Reserved.

…

1.1(oo) Reserved.

1.1(pp) Reserved.

1.1(qq) Reserved.

1.1(fff) Reserved.”

(e)	As a result of the removal of the definition of “Deferred Payment” and “Contingent Payment”, all references to “Deferred Payment” and “Contingent Payment” are hereby deleted in their entirety, including, but not limited to, Subsection, Subsections 7.3(i), and 11.3 and all other necessary changes to the Framework Agreement are hereby deemed to be made, mutatis mutandis.

1.4	Amendments to Part 3

(a)	Sections 3.3 of the Framework Agreement is hereby deleted in its entirety and replaced with the following:

“3.3 The Buyer agrees to pay Cordoba Barbados the Purchase Price in cash on Closing by wire transfer of immediately available cleared funds to an account of Cordoba Barbados as designated in writing by Cordoba Barbados (the "Closing Payment")."

(b)	Sections 3.6, 3.7, 3.8, 3.9, 3.10, 3.11 and 3.12 of the Framework Agreement are hereby deleted in their entirety and replaced with the following:

“3.6 Reserved.

3.7 Reserved.

3.8 Reserved.

3.9 Reserved.

3.10 Reserved.

3.11 Reserved.

3.12 Reserved."

1.5	Amendment to Section 4.7

(a)	Section 4.7 of the Framework Agreement is hereby deleted in its entirety and replaced with the following:

“4.7 Cordoba shall use commercially reasonable efforts to distribute to its shareholders the net proceeds from the Closing Payment after satisfying all liabilities and obligations (including but not limited to taxes, transaction costs, and other amounts owed in connection with the transactions contemplated by this Agreement and otherwise), such that US$10,000,000 will remain in Cordoba, subject to any approvals required from the Cordoba shareholders, the TSXV, and under applicable Canadian Securities Laws or other Applicable Law, within six (6) months following the Closing Date.”

1.6	Amendment to Section 5.3

(a)	Section 5.3 of the Framework Agreement is hereby deleted in its entirety and replaced with the following:

“5.3 From the Closing Date and up until the one (1) year anniversary of the Closing Date, the Buyer shall and the Buyer Investors shall cause the Buyer to permit the Cordoba Parties to retain, and procure the Cordoba Subsidiaries, CMH and Cobre to provide to the extent the Cordoba Parties have not retained or obtained the same, such trial balance, financial statements and Tax Returns of the Cordoba Subsidiaries, CMH and Cobre for all periods up to and including the period ended on the Closing Date, as requested by Cordoba Parties acting reasonably and on necessary basis, in relation to fulfilling its obligations under law or this Agreement for tax filings in relation to the transactions under this Agreement”

1.7	Amendment to Section 7.3

(a)	Section 7.3(b) of the Framework Agreement is hereby deleted in its entirety and replaced with the following:

"(b) Buyer Subscription Agreement. The Buyer and each of the Buyer Investors have entered into the Buyer Subscription Agreement pursuant to which the Buyer Investors have each agreed to subscribe for that number of shares of the Buyer as appear beside each of their names in the following chart:

Holder	Type and Number of Securities
Conest	29,000,000 registered shares
PIA	1,000,000 registered shares

(b)	The chart set out in Section 7.3(h) of the Framework Agreement is hereby deleted in its entirety and replaced with the following:

Holder	Type and Number of Securities
Conest	10,000,000 registered shares

WAIVER OF CONDITIONS, CLOSING DATE AND UNDERTAKING

2.1	Waiver of EIA Condition

Each of the Parties hereby agree to irrevocably waive the EIA Condition, to the extent it is not satisfied on the Closing Date.

2.2	Waiver of Subscription of Buyer Shares

Cordoba Parties hereby agrees to irrevocably waive the condition set out in section 8.1(c) of the Framework Agreement.

2.3	Additional Condition and Covenant

Each of the Parties hereby agrees that, in addition to the conditions set out in sections 8.1, 8.2 and 8.3 of the Framework Agreement, the obligations of the Parties to complete the Acquisition is subject to the satisfaction of below additional condition, which may be waived only with the consent in writing of all Parties:

(a)	The general shareholders meeting of JCHX has approved the amendments, waivers and other transactions contemplated by this Amending Agreement.

JCHX agrees to and to cause its management and related or controlled parties to endorse and recommend that shareholders vote in favour of the amendments, waivers and other transactions contemplated by this Amending Agreement. JCHX shall use commercially reasonable efforts to cause management and related and controlled parties to vote their JCHX shares in favour of the amendments, waivers and other transactions contemplated by this Amending Agreement.

2.4	Closing Date

Each of the Parties hereby agree to waive the 10 Business Day period between the satisfaction of the conditions set out in sections 8.1, 8.2 and 8.3 and agree that, subject to the satisfaction or waiver of: (i) the conditions set out in sections 8.1, 8.2, and 8.3 of the Framework Agreement (including the amendments, waiver and other modifications provided in this Amending Agreement) and (ii) the additional condition in section 2.3 of this Amending Agreement, the Closing is scheduled to occur as soon as reasonably practicable following the satisfaction of the condition set out in Section 2.3 of this Amending Agreement and in any event no later than the Outside Date.

2.5	Deposit of Closing Payment

JCHX agrees that, if it has not already done so, it shall promptly arrange for the Closing Payment to be deposited into the Buyer's bank account located in Switzerland on the date of this Amending Agreement.

GENERAL

3.1	Defined Terms

All capitalized terms that are not otherwise defined herein shall have the meanings ascribed to such terms in the Framework Agreement.

3.2	Continuing Effect

Save and except as specifically provided in this Amending Agreement, all other terms and provisions of the Framework Agreement shall remain in full force and effect, unamended.

3.3	Binding Agreement

This Amending Agreement and all the provisions hereof shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

3.4	Governing Law

This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the Federal laws of Canada applicable therein.

3.5	Severability

Any provision of this Amending Agreement which is invalid or unenforceable shall not affect any other provision and shall be deemed to be severable herefrom.

3.6	Further Assurances

Each of the Parties shall make, do, execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be reasonably required in order to implement this Amending Agreement, and the transactions contemplated in the Framework Agreement.

3.7	Counterparts

This Amending Agreement may be executed in any number of counterparts (including counterparts by PDF) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed electronic copy of this Amending Agreement, and such form of executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

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IN WITNESS WHEREOF, the undersigned have caused this Amending Agreement to be executed with effect as of the date set froth above.

CORDOBA MINERALS CORP.

/s/ Sarah Armstrong-Montoya
Name:	Sarah Armstrong-Montoya
Title:	President and Chief Executive Officer

CORDOBA MINERALS HOLDINGS LTD.

/s/ Sarah Armstrong-Montoya
Name:	Sarah Armstrong-Montoya
Title:	Director

VERITAS RESOURCES AG

/s/ Wang Qinghai
Name:	Wang Qinghai
Title:	Director

JCHX MINING MANAGEMENT CO., LTD.

/s/ Wang Qinghai
Name:	Wang Qinghai
Title:	Chairman

NAIPU MINING MACHINERY

/s/ Zheng Hao
Name:	Zheng Hao
Title:	Chairman

PIA GLOBAL LIMITED

/s/ Zhang Yuenan
Name:	Zhang Yuenan
Title:	Director

HONG KONG ZHONGAN INDUSTRY DEVELOPMENT CO., LIMITED

/s/ Su Weijia
Name:	Su Weijia
Title:	Chairman